                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             HACH COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

            NOTICE AND AGENDA OF THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD TUESDAY, SEPTEMBER 9, 1997

To the Stockholders:

    The Annual Meeting of the Stockholders of HACH COMPANY, a Delaware corporation, will be held on Tuesday, September 9, 1997, at 2:00 p.m. local time, at the Company's facilities located at 100 Dayton Avenue, Ames, Iowa, for the following purposes:

    1.  To elect a Board of seven directors.

    2. To consider and act upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to: (i) authorize a new class of common stock designated as Class A Common Stock, $1.00 par value which would be non-voting (except in certain limited circumstances); (ii) increase the number of authorized shares of capital stock from 25,000,000 to 45,000,000 consisting of 25,000,000 shares of Common Stock and 20,000,000 shares of Class A Common Stock; and (iii) establish the rights, powers and limitations of the Class A Common Stock.

    3. To transact such other business as may lawfully come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed July 24, 1997, at the close of business, as the record date for the determination of stockholders entitled to receive notice of and to vote at this Annual Meeting, or any adjourments thereof. All stockholders are urged to attend the meeting. In order to assure the presence of a quorum, whether you expect to be present personally or not, please sign, date and mail immediately the enclosed proxy, since you have full power to revoke it at any time before it is exercised.

                                               By Order of the Board of Directors,

                                                       /s/ ROBERT O. CASE
                                            ----------------------------------------
                                                         Robert O. Case,
                                                            SECRETARY

Loveland, Colorado
August   , 1997

                               I M P O R T A N T

    A Proxy Statement and Proxy Card are submitted with this Notice. All stockholders are urged to read the Proxy Statement and to complete and mail the Proxy Card promptly. The enclosed envelope for the return of the Proxy Card requires no postage if mailed in the United States. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting at the Company's facilities at 100 Dayton Avenue, Ames, Iowa.

                                  HACH COMPANY

                              5600 Lindbergh Drive
                            Loveland, Colorado 80538

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD TUESDAY, SEPTEMBER 9, 1997

PROXY SOLICITATION

    This Proxy Statement is furnished to stockholders of Hach Company (the
"Company") on or about August   , 1997, in connection with solicitation of
proxies on behalf of the Board of Directors to be voted at the Anual Meeting of Stockholders on Tuesday, September 9, at 2:00 p.m. local time, at the Company's facilities located at 100 Dayton Avenue, Ames, Iowa, and at any adjournment of such meeting. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time before the meeting by writing to the Secretary of the Company, at its principal offices, by delivery of a later dated proxy or by attending the Special Meeting and voting in person, in which case any prior proxy given will automatically be revoked.

    Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder designates how the proxy is to be voted, the signed proxy will be voted in accordance with such designation. If a stockholder fails to designate how his proxy should be voted, the signed proxy will be voted for the election of the Directors named below and in favor of the Amendment (as defined below).

    The costs of this solicitation will be paid by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting and a form of proxy and Proxy Statement. The officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to the principals, and the Company will reimburse such persons for their expenses.

VOTING AT THE ANNUAL MEETING

    Stockholders of record owning the Company's common stock, $1.00 par value ("Common Stock"), at the close of business on July 24, 1997, will be entitled to vote at the Annual Meeting. On that date, 8,221,752 shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote upon the matters presented at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of the matter as to which the stockholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on the matter, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matter.

    While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the person holding those proxies to vote in accordance with their best judgment as to any other business.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of July 10, 1997, certain information with respect to each person who is known to the Company to own beneficially more than 5% of the outstanding voting securities of the Company. This information has been furnished by such persons to the Company.

 TITLE OF                                                BENEFICIALLY    PERCENT
  CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED      OF CLASS
----------  -------------------------------------------  -------------  ---------
Common      Kathryn Hach-Darrow                            4,599,071(1)    54.76%
              Hach Company
              5600 Lindbergh Drive
              Loveland, Colorado 80538

Common      Hach Company Employee Stock                      692,489(2)     8.25%
              Ownership Plan and Trust
              Hach Company
              5600 Lindbergh Drive
              Loveland, Colorado 80538

    The following table shows the amount of voting securities of the Company beneficially owned by all officers and directors of the Company as a group (15 persons) on July 10, 1997.

 TITLE OF     BENEFICIALLY      PERCENT
  CLASS           OWNED        OF CLASS
----------  -----------------  ---------
Common             5,086,153(3)    60.56%

------------------------

(1) The shares listed in the table above opposite Kathryn Hach-Darrow's name include 928,300 shares held in Mrs. Hach-Darrow's name. The shares listed above also include 1,869,743 shares held by Mrs. Hach-Darrow as trustee and beneficiary of the Kathryn C. Hach Marital Trust, 95,176 shares held by Mrs. Hach-Darrow as the trustee and beneficiary of the Clifford C. Hach Generation Skipping Trust and 73,635 shares held by the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988 by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers and 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation. Mrs. Hach-Darrow is President and a co-trustee of the Foundation and she shares voting and investment powers with respect to the shares held by the Foundation. Finally, the shares listed above include 20 shares which have been allocated to the account of Mrs. Hach-Darrow under the Company's Employee Stock Ownership Plan (the "ESOP") and which Mrs. Hach-Darrow has the right to direct the Plan trustee to vote.

(2) These shares are allocated to the accounts of the individual employees of Hach Company who are participants in the ESOP, and who have the power to vote the shares. The Trustees and the Company have investment power over the stock held in the Plan.

(3) Includes the shares listed in the table above opposite Kathryn Hach Darrow's name. Excludes (i) 124,244 shares held by the Company's 401(k) Plan for the individual accounts of employees other than officers and directors of the Company, (ii) 663,967 shares held by the Company's ESOP which are allocated to the individual accounts of employees other than officers or directors of the Company, (iii) 282,594 shares referred to in footnote 3 and the aggregate of 32,648 shares referred to in footnote 5 to the table below listing the shares beneficially owned by the directors and (iv) 94,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and the late Clifford C. Hach and their spouses, as to which Bruce J. Hach, the President and a Director of the Company, is a partner. If all the shares referred to in the preceding sentence were included the shares beneficially owned by officers and directors as a group would be 6,283,653 and the percent of class would be 74.82%.

                             ELECTION OF DIRECTORS

    At the meeting seven directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy, unless the stockholder otherwise specifies therein, to vote for the election as directors of the persons named in the table below. Directors are elected by a plurality of the votes cast. Any shares not voted, whether by abstention, withholding or a broker non-vote, have no effect on the election of directors except to the extent a failure to vote for an individual results in another individual receiving a larger number of votes. In case any such nominee should be unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice in his or her place. The information concerning the nominees and their security holdings has been furnished by them to the Company.

                                                                                                COMMON STOCK BENEFICIALLY
                                                                                                  OWNED ON JULY 10, 1997
                                                                                               ----------------------------
                                                                                   DIRECTOR                        PERCENT
NAME                           AGE                PRINCIPAL OCCUPATION               SINCE     NUMBER OF SHARES   OF CLASS
-------------------------      ---      ----------------------------------------  -----------  -----------------  ---------
Kathryn Hach-Darrow                74   Chairman of the Board and Chief                 1951     4,599,071(1)(2)     54.76%
                                        Executive Officer of the Company since
                                        August 1988; other executive offices of
                                        the Company, including President and
                                        Chief Operating Officer for more than
                                        the previous two years.

Bruce J. Hach                      51   President and Chief Operating of the            1987       167,292(2)(3)      1.99%
                                        Company since August 1988; a member of
                                        senior management of the Company for
                                        more than the previous two years.

Gary R. Dreher                     44   Vice President and Chief Financial              1994        43,847(2)(4)          *
                                        Officer since November 1994; Vice
                                        President and Treasurer of the Company
                                        from August 1991 through November 1994;
                                        Vice President and Controller of the
                                        Company form August 1990 through August
                                        1991; Controller of the Company from
                                        September 1985 through August 1990.

                                                                                                COMMON STOCK BENEFICIALLY
                                                                                                  OWNED ON JULY 10, 1997
                                                                                               ----------------------------
                                                                                   DIRECTOR                        PERCENT
NAME                           AGE                PRINCIPAL OCCUPATION               SINCE     NUMBER OF SHARES   OF CLASS
-------------------------      ---      ----------------------------------------  -----------  -----------------  ---------
Joseph V. Schwan                   60   Chief Operating Officer and Executive           1987        25,399(2)(5)          *
                                        Vice President Standard Register Company
                                        since April 1997; Senior Vice President
                                        and General Manager, Forms Division of
                                        the Standard Register Company since
                                        1995; Vice President, Forms Marketing
                                        and Sales of the Standard Register
                                        Company (a publicly-held manufacturer
                                        and distributor of business forms) since
                                        August 1991; Vice President Forms
                                        Division of Rittenhouse, Inc., from
                                        March 1990 to August 1991.

Fred W. Wenninger                  58   Independent businessman since June 1997;        1990         8,162(2)(5)          *
                                        President and Chief Executive Officer,
                                        Key Tronic Corporation (a publicly-held
                                        manufacturer of computer keyboards) from
                                        September 1995 to June; 1997;
                                        Independent businessman, from January
                                        1994 through August 1995; President,
                                        Chief Executive Officer and Director,
                                        Iomega Corporation (a publicly held
                                        manufacturer of removable mass storage
                                        products for computers) from May 1989
                                        through December 1993.

John N. McConnell                  58   Chairman and President of Labconco              1990        15,619(2)(5)          *
                                        Corporation (a laboratory equipment
                                        manufacturer) since 1990; President of
                                        Labconco since 1981.

                                                                                                COMMON STOCK BENEFICIALLY
                                                                                                  OWNED ON JULY 10, 1997
                                                                                               ----------------------------
                                                                                   DIRECTOR                        PERCENT
NAME                           AGE                PRINCIPAL OCCUPATION               SINCE     NUMBER OF SHARES   OF CLASS
-------------------------      ---      ----------------------------------------  -----------  -----------------  ---------
Linda O. Doty                      47   Certified Public Accountant, partner in         1991        16,505(2)(5)          *
                                        Doty & Associates, Certified Public
                                        Accountants, since January 1, 1990; tax
                                        partner with Coopers & Lybrand L.L.P.
                                        for more than the previous three years.

------------------------

*   Less than 1%

(1) The Shares listed in the table above opposite Kathryn Hach-Darrow's name include 928,300 shares held in Mrs. Hach-Darrow's name. The shares listed above also include 1,869,743 shares held by Mrs. Hach-Darrow as trustee and beneficiary of the Kathryn C. Hach Marital Trust, 95,176 shares held by Mrs. Hach-Darrow as the trustee and beneficiary of the Clifford C. Hach Generation Skipping Trust and 73,635 shares held by the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988 by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers and 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation. Mrs. Hach-Darrow is President and a co-trustee of the Foundation and she shares voting and investment powers with respect to the shares held by the Foundation. Finally, the shares listed above include 20 shares which have been allocated to the account of Mrs. Hach-Darrow under the Company's Employee Stock Ownership Plan (the "ESOP") and which Mrs. Hach-Darrow has the right to direct the Plan trustee to vote.

(2) Excludes 128,567 shares owned by the Hach Company 401(k) Plan. The Company through its Board of Directors has the power to vote such shares. In addition, the co-trustees of the 401(k) Plan share investment power with respect to those shares. Also excludes shares of the Company's ESOP, as to which the Company through its Board of Directors and the ESOP's co-trustees, have investment power. The co-trustees of each of the 401(k) Plan and the ESOP are Randall A. Petersen, Gary R. Dreher and Loel J. Sirovy. The ESOP as of June 30, 1997 held a total of 692,489 shares all of which were allocated to the accounts of plan participants. Shares accrued to the individual accounts of Kathryn Hach-Darrow, Bruce Hach and Gary Dreher are reflected in the table above and the amounts of the shares being held in said individual accounts are given in footnotes 1, 3 and 4 to the above table. See footnote 2, page 3, with reference to the power to vote ESOP shares.

(3) Excludes 64,644 shares held by Robert O. Case and Bruce J. Hach as co-trustees of eight irrevocable trusts for the benefit of the grandchildren of Kathryn Hach-Darrow. Robert O. Case and Bruce J. Hach have shared investment and voting powers with respect to those shares. Three of the beneficiaries of the trusts are the children of Bruce J. Hach. Also excludes 217,950 shares held in separate shares in an irrevocable trust for the benefit of the grandchildren of Kathryn Hach-Darrow by Bank One - Loveland under an agreement dated June 30, 1975, between Kathryn Hach-Darrow and the late Clifford C. Hach as settlors and The Northern Trust Company, as initial trustee. The Trust is being held for the benefit of the grandchildren of Kathryn Hach-Darrow and the late Clifford C. Hach, three of whom are the children of Bruce J. Hach. Also excludes 94,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and their spouses. Includes 5,397 shares held by the ESOP which are accrued to the account of Bruce J. Hach and which he has the right to direct the Plan trustee to vote and options to purchase 14,000 shares of stock.

(4) Includes 3,733 shares held by the ESOP which are accrued to the account of Mr. Dreher and which he has the right to direct the Plan trustee to vote and options to purchase 24,000 shares of stock. Excludes an additional 688,756 shares owned by the ESOP, for which Gary R. Dreher as a co-trustee of the ESOP shares investment power.

(5) Includes options to purchase 8,162 shares issued to this director under the Director Stock Plan.

    Kathryn Hach-Darrow may be considered to be a controlling person of the Company. Kathryn Hach-Darrow is the mother of Bruce J. Hach.

    The Board of Directors has an Audit Committee, an Executive Committee and a Compensation Committee, but does not have a nominating committee. The members of the Audit Committee are Linda O. Doty and Joseph V. Schwan. There were two meetings of the Audit Committee during the last fiscal year. The Audit Committee oversees implementation of the Company's financial and accounting systems, recommends the appointment of the independent auditors for the Company and reviews the adequacy and scope of the auditor's examination.

    The Compensation Committee, which is composed of John N. McConnell (Chairman), Joseph V. Schwan and Linda O. Doty, met on four (4) occasions during the last fiscal year. Kathryn Hach-Darrow was a member of the Compensation Committee prior to her resignation from the committee on November 22, 1996. The Compensation Committee consults with management and makes recommendations to the Board of Directors as to annual compensation, annual incentive compensation and the award of stock options to, key personnel and such other compensation matters as may be delegated to it by the Board of Directors.

    The members of the Executive Committee are Kathryn Hach-Darrow (Chairman), Bruce J. Hach and Fred W. Wenninger. The Executive Committee acts in lieu of the Board of Directors, when necessary, on matters which require the authorization of the Board of Directors and are within the Committee's powers as provided by statute, the Company's by-laws and Board resolutions. The Executive Committee did not meet during the last fiscal year.

    The Board of Directors met nine (9) times during the last fiscal year. During fiscal 1997, all incumbent directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of which they were members.

    DIRECTOR REMUNERATION. The Company pays each Non-Employee Director for his or her services as a director an annual retainer of $10,000 on the last day of the Company's fiscal year, together with $1,000 for each board meeting and $750 for each board committee meeting which the Non-Employee Director attends in person. Attendance at telephonic board or board committee meetings is not compensated. Directors who are employees of the Company do not receive fees for service on the board or any board committees. Under the 1995 Non-Employee Director Stock Plan each Non-Employee Director may elect to receive Company Common Stock or stock options, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer. The number of shares subject to an Option granted under the Plan is the number of whole shares equal to (i) the product of four times the portion of the Annual Retainer which the Non-Employee Director has elected to be paid in Options, divided by (ii) the fair market value per share on the options grant date. During fiscal 1997, each of the four Non-Employee Directors elected to receive stock options in lieu of the Annual Retainer. Each Non-Employee Director received 2,162 options on September 3, 1996 at an option price of $18.50 per share.

    In addition, each year each Non-Employee Director is automatically granted an option to purchase 1,000 shares of Company stock at an exercise price not less than the fair market value on the date of the grant. On September 3, 1996, each Non-Employee Director was granted an option to purchase 1,000 shares of Company stock at $18.50 per share.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    See "Executive Employment Agreements" and "Compensation Committee Interlocks and Insider Participation" below for a description of certain transactions and business relationships, involving management of the Company.

SUMMARY COMPENSATION TABLE

    The following table provides summary information concerning compensation paid by the Company to its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the fiscal years ended April 30, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION AWARDS(2)
                                         ANNUAL COMPENSATION                                --------------------------------
                                                                                             SECURITIES
                                         --------------------               OTHER ANNUAL     UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS    COMPENSATION(1)      OPTIONS      COMPENSATION(5)
---------------------------------------  ---------  ---------  ---------  ----------------  -------------  -----------------
Kathryn Hach-Darrow                           1997  $ 126,278  $       0    $          0              0        $  21,324
  Chairman of the Board and                   1996  $ 126,089  $       0    $          0              0        $  20,237
  Chief Executive Officer                     1995  $ 126,004  $       0    $          0              0        $  18,049

Bruce J. Hach                                 1997  $ 176,181  $       0    $          0          8,000        $  24,176
  President and Chief                         1996  $ 173,449  $       0    $          0         12,000        $  20,004
  Operating Officer                           1995  $ 160,280  $       0    $          0              0        $  17,513

Kenneth Ogan                                  1997  $ 150,666  $       0    $   17,449(4)         8,000        $  23,968
  Vice President and                          1996  $  31,154  $       0    $          0         12,000        $       0
  Chief Technical Officer (3)                 1995     --      $       0    $          0              0        $       0

Loel J. Sirovy                                1997  $ 134,412  $  15,750    $          0          8,000        $  27,824
  Senior Vice President,                      1996  $ 127,848  $       0    $          0         12,000        $  21,512
  Operations and Outbound Marketing           1995  $ 122,285  $       0    $          0              0        $  18,312

Gary R. Dreher                                1997  $ 128,585  $  14,375    $          0          8,000        $  25,286
  Vice President and                          1996  $ 119,877  $       0    $          0         12,000        $  18,397
  Chief Financial Officer                     1995  $ 109,774  $       0    $          0              0        $  15,366

------------------------------

(1) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total annual salary and bonuses reported for any of the named executive officers, and is therefore not included.

(2) No named executive officer had any restricted stock holdings as of April 30, 1997. The Company has not granted any stock appreciation rights to any named executive officer. Kathryn Hach-Darrow does not participate in the Company's stock option plans.

(3) Mr. Ogan became an executive officer of the Company in February 1996.

(4) Reimbursement for certain relocation expenses consistent with the Company's practice for similarly situated employees.

(5) The amounts reported as "All Other Compensation" include the following payments or accruals under the Company's benefit and incentive plans:

    (i) Company contributions during fiscal 1997 under the Company's Profit Sharing Plan (including Company contributions made pursuant to Section 401(k) of the Internal Revenue Code) as follows: K. Hach-Darrow $12,146
       B. Hach $10,867, K. Ogan $10,867, L. Sirovy $13,867 and G. Dreher $13,022. Under the Plan, all domestic full time employees of the Company with six months of service are eligible to participate. The Company's annual contribution (after allocation of the matching contribution described below) is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $150,000. Participants' accounts attributable to the Company's contribution vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. The Profit Sharing Plan includes a voluntary salary reduction provision as authorized by Section 401(k) of the Internal Revenue Code. All employee contributions and any contributions by the Company that the Board of Directors determines are pursuant to
       Section 401(k), vest immediately. The Plan provides for a matching contribution in the form of company stock for all contributions by employees with one or more years of service in an amount of 50% of the employee's yearly contribution up to a maximum of 2% of the employee's yearly compensation. Matching contributions by the Company vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. All vested amounts allocated to the participants' accounts are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

    (ii) Company contributions during fiscal 1997 to the Employee Stock Ownership Plan ("ESOP") as follows: K. Hach-Darrow $4,079 B. Hach $4,657,
       K. Ogan $4,657, L. Sirovy $4,657 and G. Dreher $4,373. All domestic full time employees of the Company with six or more months of service are eligible to participate in the ESOP. The Company's annual contribution to the ESOP is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $150,000. Participants' accounts in the ESOP vest at the rate of 10% for each of the participant's first four years of service with the Company and 20% for each of the participant's next three years of service. The ESOP invests primarily in Company stock. All amounts in the participants' accounts in the ESOP are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

    (iii) Imputed compensation under Group Term Life Insurance Program as follows: K. Hach-Darrow $5,099, B. Hach $1,152, K. Ogan $944, L. Sirovy $1,800 and G. Dreher $391. The program, which is generally available to all employees, provides coverage during employment equal to twice salary (with a maximum benefit of $250,000). The above amounts of premiums paid by the Company on behalf of named executive officers under the program represent amounts imputed as compensation to such executive officers under the Internal Revenue Code of 1986, as amended.

    (iv) Company contributions during the 1997 fiscal year to the Company's Deferred Compensation Plan as follows: K. Hach-Darrow $0, B. Hach $7,500,
       K. Ogan $7,500, L. Sirovy $7,500 and G. Dreher $7,500. Company contributions on behalf of eligible key employees under the Deferred Compensation Plan are determined on an annual basis in the sole discretion of the Plan's administration committee, which is appointed by the Board of Directors. The Deferred Compensation Plan also allows all eligible key employees to defer up to 25% of their base compensation and up to 100% of bonuses and certain other payments on a tax favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. The employee accounts are invested by the Plan trustee in an investment fund as directed by the administration committee. The Deferred Compensation Plan is the result of March 1, 1995 amendment and reconstitution of the Company's Supplemental Executive Benefits Plan ("SEBP"), which was first established in 1988. Compensation deferred under the Deferred Compensation Plan at the election of the named executives are included above in the category (e.g., salary, bonus) and year it would otherwise have been reported had it not been deferred.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The Company maintains the 1993 Stock Option Plan (the "Option Plan"). The Option Plan is administered by the Compensation Committee of the Company's Board of Directors which, in its sole discretion, determines the persons from among salaried, full-time employees owning less than five percent of the Company's outstanding stock to whom options, either incentive or non-incentive as defined in

Section 422 of the Internal Revenue Code, will be granted and the terms and conditions of each grant within the limits imposed by the Option Plan. The following table provides information relating to options granted to the named executive officers during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS(1)
                                 --------------------------
                                   NUMBER OF    % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                                  SECURITIES      OPTIONS                                ASSUMED ANNUAL RATES OF STOCK PRICE
                                  UNDERLYING    GRANTED TO                                   APPRECIATION FOR OPTION TERM
                                    OPTIONS      EMPLOYEES    EXERCISE OR                ------------------------------------
                                    GRANTED      IN FISCAL    BASE PRICE    EXPIRATION       0%
NAME                                  (#)          YEAR         ($/SH)         DATE          --           5%          10%
-------------------------------  -------------  -----------  -------------  -----------               ----------  -----------
Kathryn Hach-Darrow............            0        --            --            --           --           --          --
Bruce J. Hach..................        8,000         10.5%     $   16.50    11/22/2001    $       0   $   36,480  $    80,560
Kenneth Ogan...................        8,000         10.5%     $   16.50    11/22/2001    $       0   $   36,480  $    80,560
Loel J. Sirovy.................        8,000         10.5%     $   16.50    11/22/2001    $       0   $   36,480  $    80,560
Gary R. Dreher.................        8,000         10.5%     $   16.50    11/22/2001    $       0   $   36,480  $    80,560
All Shareholders' Potential
 Realizable Value (2)                                                                     $       0   $50,621,000 $111,866,000

------------------------------

(1) Based on 76,000 options granted to employees in fiscal 1997.

(2) The potential realizable value to all shareholders at the stated appreciation rates is based on shares outstanding at November 22, 1996, assuming such shares were purchased for $16.50 on November 22, 1996 and held until November 22, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table shows information concerning the exercise of stock options by each of the named executive officers during fiscal 1997 and the value of all remaining exercisable options at April 30, 1997, on a pre-tax basis.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                         VALUE OF
                                                                                                        UNEXERCISED
                                                                           NUMBER OF SECURITIES        IN-THE-MONEY
                                                                          UNDERLYING OPTIONS AT         OPTIONS AT
                                                           VALUE                4/30/97(#)            4/30/97 ($)(2)
                                     SHARES ACQUIRED     REALIZED     ------------------------------  ---------------
NAME                                 ON EXERCISE(#)       ($)(1)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE
----------------------------------  -----------------  -------------  -------------  ---------------  ---------------
Kathryn Hach-Darrow...............              0        $       0              0               0        $       0
Bruce J. Hach.....................              0        $       0         18,000          12,000        $       0
Kenneth Ogan......................              0        $       0          4,000          16,000        $       0
Loel J. Sirovy....................              0        $       0         24,000          16,000        $       0
Gary R. Dreher....................              0        $       0         24,000          16,000        $       0


NAME                                   UNEXERCISABLE
----------------------------------  -------------------
Kathryn Hach-Darrow...............       $       0
Bruce J. Hach.....................       $       0
Kenneth Ogan......................       $       0
Loel J. Sirovy....................       $       0
Gary R. Dreher....................       $       0

------------------------------

(1) The value realized on exercise of stock options is calculated by subtracting the exercise price from the market value of the Company's Common Stock as of the exercise date.

(2) The value of unexercised in-the-money options is equal to the market value of the Common Stock at April 30, 1997 ($14.50 per share) less the per share option exercise price multiplied by the number of exercisable options, as the case may be.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Each of the executive officers identified below has an employment agreement with the Company which comes into effect only upon a "Change of Control" of the Company (as defined in the agreements), and thereafter provides for continued employment of such individual for a three year term (which is automatically renewed annually for one year unless either party gives six months prior written notice of termination) (the "Employment Period") at an annual compensation rate, and with such employment benefits, as in effect at the time of the commencement of the Employment Period. The agreement, once triggered, further provides that if the individual's employment is terminated by the Company (except for "cause" as defined in the agreements) or if the individual should resign under certain circumstances set forth in the agreements, the individual shall be entitled to certain payments described below. The executive officers who have employment contracts are Mesers. Hach, Sirovy, Churchill, Dreher, Peterson, Thompson, Privette and Ogan, and their current annual compensation rates range from $99,000 to $175,000.

    The Board of Directors believes that the Agreements assure fair treatment of the executive officers in relation to their careers with the Company by assuring them of some financial security. The Agreements also protect the stockholders by encouraging the executive officers to continue their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of the Company.

    Upon the death of an individual, the Company is obligated to make payments to the beneficiary or representative of the deceased at a rate equal to one-half of the annual compensation rate in effect on the date of death, until the end of the term of the agreement (without reduction of any life insurance benefits payable directly to the deceased's beneficiaries or estate).

    If the individual's employment is terminated by the Company by reason of such individual's disability, the Company is obligated to pay a salary to such individual at the annual rate in effect upon termination for the remaining term of the Agreement.

    The agreements entitle an individual to resign during the Employment Period if, without his consent in any circumstance other than his disability, his office in the Company or the geographical area of his employment should be changed. Upon such resignation, the individual is entitled to a lump sum payment equal to the aggregate cash compensation (based on his or her annual compensation rate at the time of termination) which would have been payable to the individual over the remaining term of the agreement had it not been terminated, plus any other benefits which would have been payable to him during such period (including the fair market value of any stock options or other stock rights granted him or her under any stock plans of the Company).

    Each agreement includes a covenant by the individual providing that if the individual's employment terminates for any reason he or she will not for a period of twelve months following the termination of his or her employment engage directly or indirectly in any competitive business, nor will he or she at any time following the termination use the confidential information of the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and recommending the compensation and other remuneration afforded the named executive officers of the Company, including the grants of stock options under the Company's Stock Option Plans. All decisions by the Compensation Committee relating to the compensation of the company's named executive officers are reviewed and approved by the full Board.

    In carrying out its responsibilities in fiscal 1997, the Compensation Committee, as it has in prior years, considered the following:

    - Financial performance of the Company as a whole on both a long-term and short-term basis (including the increases in operating income, sales, shareholder values, and returns on assets and equity achieved by the Company in the prior fiscal year)

    - The Company's evaluation of the executive officers with respect to overall job performance, including, with respect to each individual executive officer, the financial performance of that area of the Company, if any, for which such executive officer is responsible

    - The Company's policy and practices for compensation of employees generally

    - Review of general compensation surveys prepared by executive compensation consultants and available to the public

    - Such other material information which the Compensation Committee deems appropriate in the case of any particular individual

GENERAL COMPENSATION POLICY

    The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers bonuses and stock option awards which are tied to the Company's and executive's performance goals. Prior to November 1995, executive compensation consisted of salary, benefits and stock options. Effective November, 1995, the Board of Directors approved a new compensation package for key management which added an incentive compensation component. The Compensation Committee believes that providing incentives to the executive officers benefits stockholders by aligning the long-term interests of stockholders and employees.

    There are four components of key management's compensation package:

    - Salary

    - Benefits, which include only medical, dental and life insurance and participation in a profit sharing and 401(k) plan and a deferred compensation plan

    - Eligibility for equity purchase on more favorable terms than those available to the outside common stockholder (through the 1993 Stock Option Plan and through the Company's Employee Stock Purchase Plan)

    - Eligibility for annual incentive compensation

FACTORS

    Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

BASE SALARY

    Except as provided below with respect to Mrs. Hach-Darrow, the base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and the Company's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to the Company's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

ANNUAL INCENTIVE COMPENSATION

    In November, 1995, the Company established the Hach Company Officer Incentive Bonus Plan (the "Incentive Bonus Plan") which is an annual incentive plan that provides cash compensation up to a maximum percentage of annual base salary based on the achievement of goals set by the Compensation Committee for the Company and the elected executive officers that are designated on a year-to-year basis by the Compensation Committee for participation. The overriding principle of the Incentive Bonus Plan is to motivate and reward key management to achieve above average results. The bonus element of the participant's total compensation package is therefore, more results-oriented than any other element.

    There were seven participants in the Incentive Bonus Plan in fiscal year 1997. All named executive officers, other than Kathryn Hach-Darrow and Bruce Hach were designated by the Compensation committee as eligible for fiscal year 1997 awards. The Incentive Bonus Plan is offered only to elected officers because they can influence corporate results more than the other employee group. The Incentive Bonus Plan is administered by the Compensation Committee. The Compensation Committee may amend the Incentive Bonus Plan or discontinue the Incentive Bonus Plan at any time.

    For fiscal 1997, the Compensation Committee established corporate performance goals for net sales growth, increases in net income as a percentage of net sales and economic value added. Individual management goals were set for each executive, depending on his or her particular responsibilities and strategic objectives for the year. For fiscal 1997, the maximum percentage of base salary which can be paid to an executive under the Incentive Bonus Plan was set at 25%. As of the date of this report, the determination as to whether performance goals under the Incentive Bonus Plan have been met has not been completed and consequently, no awards have been paid under the Incentive Bonus Plan based upon fiscal 1997 year performance. Bonuses paid in fiscal 1997 for fiscal 1996 performance are included in the Summary Compensation Table.

STOCK OPTIONS

    All stock options are granted under the 1993 Plan and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1993 Plan is based upon that individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term.

    During fiscal year 1997, the Compensation Committee granted those stock option awards to the named executive officers as are set forth in the option grant table above under the heading "Executive Compensation-Stock Option Grants in the Last Fiscal Year".

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee meets without Kathryn Hach-Darrow present to evaluate her performance and to determine its recommendations to the Board of Directors with respect to her compensation as the Chief Executive Officer. Mrs. Hach-Darrow, other than by her participation in general employee benefit programs, has been compensated by the Company almost solely through her annual salary. She is not eligible to participate in the Company's Stock Option Plans, Officer Incentive Bonus Plan or the Employee Stock Purchase Plan.

    The Compensation Committee continues to believe that the compensation paid to Kathryn Hach-Darrow does not adequately reflect the value of Mrs. Hach-Darrow's contributions to the Company's performance and the returns recognized by the Company's shareholders and has not been competitive with the compensation paid to the chief executive officers of other manufacturing companies of comparable size. Notwithstanding the position of the Compensation Committee, Mrs. Hach-Darrow, as she has in most prior years, has again this year declined the increases in her compensation recommended by the compensation Committee. Consequently, Mrs. Hach-Darrow's fiscal 1997 base salary remained at $125,000, the same amount she received in 1994, 1995 and 1996.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the named executive officers. Qualifying performance based compensation is not subject to the deduction limit if certain requirements are met.

    The Compensation Committee continues to monitor qualifying compensation paid to its named executive officers for deductibility under the Section 162(m) limits for executive salaries. Compensation paid to such persons did not exceed this limitation in fiscal year 1997 and is not expected to do so in the foreseeable future.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market ("Nasdaq"). Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with, with the following exception: Bruce Hach, an officer of the Company, filed a late report with respect to a stock sale by his daughter of shares held in joint tenancy. As of the date of this Proxy Statement, the referenced transaction has been reported to the SEC and Nasdaq.

SUMMARY

    The compensation Committee believes that the policies and objectives of the compensation programs at the Company serve to keep shareholder and management interests in building value closely aligned and are consistent with programs maintained by comparable industrial companies. The Company's senior leadership team continues to move aggressively to position the organization for global competition. Their efforts during fiscal 1997 have made the Company stronger and well-positioned for world-wide opportunities.

COMPENSATION COMMITTEE

John N. McConnell, Chairman
Joseph V. Schwan
Linda O. Doty

PERFORMANCE GRAPH

    The following graph prepared by The NASDAQ Stock Market compares the cumulative total shareholder return on the Common Stock of the Company from April 30, 1992 through April 30, 1997, with the cumulative total shareholder return for the Standard and Poor's 500 Index and the Company's Self-Determined Peer Group (as defined below) over the same period, assuming the investment of $100 on April 30, 1992 and the full reinvestment of all dividends. The companies that comprise the Company's Self-Determined Peer Group are as follows: Betz Laboratories, Inc.; Dionics Corporation; Ionics, Inc.; Isco, Inc.; Millipore Corporation; OI Corporation; Osmonics, Inc.; Perkin Elmer Corporation; Thermo Instrument Systems, and VWR Corporation.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF FIVE YEAR-
Cumulative Total Returns
Dollar Value
Year
                               Hach        S&P       Peer
4/30/92                      $100.0     $100.0     $100.0
4/30/93                        98.5      106.1      102.5
4/30/94                        73.5      108.7      110.0
4/30/95                        82.0      124.0      122.0
4/30/96                        89.6      157.6      186.4
4/30/97                        76.4      193.1      206.0

                                                               LEGEND
             ----------------------------------------------------------------------------------------------------------
  SYMBOL          NASDAQ TOTAL RETURNS INDEX FOR:        04/30/92     04/30/93     04/30/94     04/30/95     04/30/96     04/30/97
-----------  -----------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
/ /          Hach Company.............................       100.0         98.5         73.5         82.0         89.6         76.4
-            S&P 500 Stocks...........................       100.0        106.1        108.7        124.0        157.6        193.1
 TRIANGLE    Self-Determined Peer Group...............       100.0        102.5        110.0        122.0        186.4        206.0

------------------------------

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 04/30/92.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors served as members of the Compensation Committee of the Company's Board of Directors during fiscal 1997: Kathryn Hach-Darrow, John
N. McConnell, Joseph V. Schwan and Linda O. Doty.

    Kathryn Hach-Darrow is the Chief Executive Officer of the Company. Although Mrs. Hach-Darrow served on the Compensation Committee during part of the year, she did not participate in any decisions regarding her own compensation as an executive officer other than as described in the last sentence of the Compensation Committee's Report above. Mrs. Hach-Darrow resigned from the Compensation Committee on November 22, 1996.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as independent certified public accountants of the Company and its subsidiaries for the fiscal year 1998. Coopers & Lybrand L.L.P. also served as independent certified public accountants during the fiscal year 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so. He or she will also respond to appropriate questions raised by the stockholders.

                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
          SUMMARY DESCRIPTION OF THE AMENDMENT AND THE STOCK DIVIDEND

    At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon an amendment in the form attached hereto as Exhibit A (the "Amendment") to Article Fourth of the Company's Restated Certificate of Incorporation to: (i) authorize a new class of common stock designated as Class A Common Stock, $1.00 par value ("Class A Common Stock"), which would be non-voting (except in certain limited circumstances); (ii) increase the number of authorized shares of capital stock of the Company from 25,000,000 to 45,000,000, consisting of 25,000,000 shares of Common Stock and 20,000,000 shares of Class A Common Stock; and (iii) establish the rights, powers and limitations of the Class A Common Stock. The Common Stock and Class A Common Stock sometimes are referred to collectively in this Proxy Statement as the "Common Stocks." As of July 24, 1997, 8,221,752 shares of the Common Stock were outstanding, leaving 16,778,248 shares available for issuance.

    If the Amendment is approved by the stockholders, the Board of Directors of the Company intends to prepare and file a Certificate of Amendment to the Company's Restated Certificate of Incorporation in accordance with the Amendment, which will become effective (the "Effective Time") immediately upon acceptance of filing by the Secretary of State of Delaware.

    Although the Board of Directors presently intends to file the Amendment promptly after it is approved by the stockholders, as permitted under Delaware law, the Board of Directors may decline to file the Amendment even if the Amendment is approved by the stockholders, if the Board of Directors determines that such action would be in the best interests of the Company. The Company currently knows of no reason why the Amendment would not be filed if adopted by the stockholders. The Restated Certificate of Incorporation after the Effective Time of the Amendment is referred to herein as the "Amended Restated Certificate."

    The Board of Directors, subject to the approval and filing of the Amendment, plans to authorize and distribute as a dividend, to be made shortly after the Effective Time, of one share of Class A Common Stock for each share of Common Stock outstanding on the record date for such dividend (the "Stock Dividend"). If the Stock Dividend is authorized, the record date for the Stock Dividend (the "Stock Dividend Record Date") will be set by the Board of Directors promptly following the Effective Time. The date of distribution of the Common Stock under the Stock Dividend, if authorized, is expected promptly after the Stock Dividend Record Date. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this Proxy Statement.

    Subject to the approval and filing of the Amendment and authorization of the Stock Dividend, as soon as practicable after the Stock Dividend Record Date, Harris Trust and Savings Bank, the Company's transfer agent and registrar, will issue certificates representing the number of shares of Class A Common Stock each stockholder is entitled to receive as a consequence of the Stock Dividend.

    The Amendment makes no change to the terms of the Common Stock except to the extent voting rights with regard to those shares would be affected by the Class A Protection Provision described below. See "Description of the Class A Common Stock and Common Stock--Class A Protection." As more fully described below, the new shares of Class A Common Stock created by the Amendment will have certain special characteristics. In particular, the holders of Class A Common Stock will not be entitled to vote on any matters except as otherwise required by law and in certain other limited circumstances. See "Description of the Class A Common Stock and Common Stock--Additional Voting Rights of the Class A Common Stock."

    If authorized and distributed, the Stock Dividend will cause no change in the relative voting power or equity of any stockholder of the Company, including members of the Hach family, because the Stock Dividend will be distributed to each stockholder in proportion to the number of shares of Common Stock owned on the Stock Dividend Record Date.

    The Amendment has been unanimously approved by the Company's Board of Directors, which includes a majority of directors who are neither a member of the Hach family nor an officer or employee of the Company. The Board of Directors believes that the Amendment and, if authorized and distributed, the Stock Dividend are in the best interests of the Company and its stockholders and recommends a vote FOR the approval and adoption of the Amendment. Each of the members of the Company's Board of Directors, including Kathryn Hach-Darrow and Bruce Hach, have indicated that they intend to vote all shares of Common Stock controlled by them, representing 58.4% of the outstanding Common Stock as of the record date, for the approval and adoption of the Amendment, meaning that the Amendment will be approved regardless of the votes of the Company's Stockholders other than those referred to immediately above.

                      BACKGROUND OF THE PROPOSED AMENDMENT

    THE HACH FAMILY. The Company was founded in 1947 by Kathryn Hach-Darrow and her late husband, Clifford C. Hach, and the Hach family has owned a very substantial interest in the Company since that time. As of July 10, 1997, members of the Hach family beneficially owned approximately 4.9 million shares of the Common Stock, and together control approximately 59.6% of the voting power of the Company. See "Security Ownership of Certain Beneficial Owners and Management." For purposes of this Proxy Statement, the "Hach family" refers to Kathryn Hach-Darrow, Bruce J. Hach, C&K Enterprises, Ltd., a corporation owned by Mrs. Hach-Darrow and Bruce J. Hach, Paul Hach and Mary Hach Gibbs, her three children, and the charitable foundation and trusts identified in footnote 1 to the table included above under "Security Ownership of Certain Beneficial Owners and Management." The stock ownership of the Hach family gives the Hach family voting control of the Company with respect to matters which require the approval of a majority of the Company's outstanding voting securities.

    RETENTION OF LAZARD FRERES. On December 20, 1996 the Company retained Lazard Freres & Co. L.L.C. ("Lazard Freres") as a financial advisor to advise the Company generally with respect to strategic alternatives for enhancing stockholder value. The Company and Lazard Freres have entered into a letter agreement dated December 20, 1996 (the "Lazard Freres Engagement Letter") relating to the services to be provided by Lazard Freres. Pursuant to the Lazard Freres Engagement Letter, the Company has paid Lazard Freres a fee of $250,000 to act as the Company's financial advisor through December 1997. The Company has also paid Lazard Freres an additional $250,000 in connection with the Company's repurchase of 3,157,223 shares of Common Stock ("Lawter Block") from Lawter International, Inc. on July 8, 1997 (the "Lawter Block Repurchase"). The Company will also reimburse Lazard Freres for the fees and disbursements of Lazard Freres' counsel and Lazard Freres' other out-of-pocket expenses and will indemnify Lazard Freres against certain liabilities, including liabilities under the federal securities laws. Lazard Freres had not provided any services to the Company prior to being engaged as the Company's financial advisor on December 20, 1996.

    In connection with its engagement, among other things, Lazard Freres spoke with the Company's management and certain employees, and reviewed certain financial and other information supplied by the Company, as well as market information.

    On January 13, 1997, Lazard Freres met with senior management of the Company to review Lazard Freres' preliminary analysis of the Company's strategic alternatives, which included the possible purchase of the Lawter Block and implementation of a dual class capital structure.

    Following the January 13, 1997 meeting, senior management of the Company directed counsel for the Company to prepare for senior management's review a proposal which would implement a dual class structure. The draft proposal as contemplated by senior management would (i) create a new class of nonvoting common stock to be initially distributed pro-rata to existing stockholders, (ii) prevent persons from acquiring substantial voting positions without acquiring corresponding non-voting positions, and (iii) provide the Board of Directors with the ability to pay higher dividends to holders of non-voting common stock in order to minimize any disparity in the market prices of the voting and non-voting shares. Prior to the February 3, 1997 Board of Directors meeting, counsel for the Company delivered a draft proposal to senior management for their review.

    CONSIDERATION OF THE AMENDMENT BY THE BOARD OF DIRECTORS AND THEIR
ADVISORS. At a special meeting of the Board of Directors held on February 3, 1997, all members of the Board of Directors, representatives of the Company's financial advisors and counsel for the Company met to review in detail the Company's strategic alternatives. The review included a discussion of the Company's market valuation and liquidity, industry peer group financial and stock performance, and the Company's growth objectives and its capital structure. The review also included a discussion of general strategic alternatives available to the Company, including: the possible purchase of the Lawter Block; the implementation of a dual class capital structure; an extraordinary cash dividend to stockholders; a significant repurchase offer made equally available to all stockholders; a negotiated sale of the Company; and taking the Company "private" (i.e., the repurchase of the Common Stock of all stockholders other than the Hach family and other Company affiliates).

    The review of dual class capital structures, included a discussion of the impact of similar proposals on aggregate market value of outstanding common equity of companies with dual classes of common equity; the potential market price differential between voting and nonvoting shares; the potential impact on the Company's market liquidity; the reaction of institutional investors to nonvoting stock structures; the impact on the Company's ability to raise capital; and the market impact of various features of the nonvoting shares. Counsel for the Company reviewed with the Board of Directors the provisions of the proposed amendment previously reviewed and approved by senior management and its effects on the current capital structure of the Company. Counsel then outlined for the Board of Directors the legal aspects of a dual class capital structure, The NASDAQ Stock Market rules regarding the listing of both the voting and nonvoting shares, and the fiduciary responsibilities of the Board of Directors with respect to considering and implementing a dual class proposal. In connection with its review of the dual class capital structure alternative, the Board of Directors considered its financial advisor's analysis of twenty-nine New York Stock Exchange and NASDAQ listed companies that have both voting and non-voting shares that trade publicly which the financial advisor considered to be a representative group of such companies. The analysis addressed the following issues: (i) voting rights of each class; (ii) relative dividend yields; (iii) relative valuation; (iv) profile of controlling shareholders; and
(v) share performance over different time periods. Lazard Freres considered the impact that similar capital structures in other public companies may have had on total market value of outstanding common equity, potential market-price differentials between voting and nonvoting shares, potential impact on liquidity, reaction of institutional investors to nonvoting structures and the ability to raise capital through the issuance of nonvoting common stock. Lazard Freres gave its view that the adoption of a dual class capital structure does not appear to have a material adverse effect upon market liquidity or the ability of public companies to raise capital through an offering of either classes of shares. Further, the information supported the conclusion that the market does not appear to penalize, other things being equal, the price of non-voting stocks based on the lack of voting rights. The Board also reviewed additional information on the eighteen of the aforementioned companies that subsequent to their initial public offering implemented a dual class structure and the impact on market value of such implementation. This information supported the conclusion that there does not appear to be a significant effect, positive or negative, on most companies' stock price as a result of the announcement and implementation of a dual class capital structure relative to the market in general. Lazard Freres cautioned the Board of Directors, however, that since the circumstances surrounding each company's situation is unique no assurance can be given as to the market's reaction to a dual class capital structure for a particular company, particularly one whose stock is as illiquid as the Company's.

    The Board of Directors then reviewed and discussed the specific terms of a proposal to implement a dual class structure presented by counsel for the Company, as well as the likely benefits and possible disadvantages of the proposal. As originally proposed, the dual class structure was to be implemented by way of an amendment to the Company's Restated Certificate which would effect a recapitalization of the Company by creating two classes of common stock, one voting and one non-voting (except in certain limited circumstances), and by changing each share of the outstanding Common Stock into one-half share of new voting common stock and one-half share of new non-voting common stock (the "Recapitalization Proposal"). The Board of Directors noted that a dual class capital structure would not preclude the Company from pursuing other strategic alternatives in the future, including a purchase of the Lawter Block. Based on the presentation of management and the Company's advisors, the Board of Directors acknowledged that the Recapitalization Proposal was worthy of further consideration, directed management and counsel to finalize a Recapitalization Proposal for the Board of Directors' consideration and instructed management and counsel to submit the Recapitalization Proposal to The NASDAQ Stock Market for its review in advance of any final approval by the Board of Directors.

    The Board also discussed with its advisors other strategic alternatives available to the Company, but determined not to pursue them at the present time. The February 3, 1997 special meeting was adjourned without further action by Board of Directors.

    The Board of Directors met again on March 3, 1997 in a special meeting with all members present. Also present were representatives of the Company's financial advisor and counsel. Prior to the meeting counsel to the Company delivered to all directors a draft of the Recapitalization Proposal and a written summary of the terms and conditions of the Recapitalization Proposal and its effects on the current capital structure of the Company.

    The Board of Directors then considered the Recapitalization Proposal as a method to implement a dual class stock structure for the Company. The Board of Directors was informed by counsel for the Company that a representative of The NASDAQ Stock Market had advised the Company that the issuance of nonvoting common stock pursuant to the Recapitalization Proposal would be permitted under the rules and regulations of The NASDAQ Stock Market.

    The Board of Directors discussed the Recapitalization Proposal in detail, including, without limitation, reviewing substantially those same matters more fully described below under "Reasons for the Amendment; Recommendation of the Board of Directors." Following these discussions all members of the Board of Directors present at the meeting, including the directors who are neither members of the Hach family nor an officer or employee of the Company (representing a majority of the full Board of Directors), voted to approve the Recapitalization Proposal and to recommend it to the Company's stockholders.

    The Board of Directors then called a special meeting of stockholders for June 19, 1997 to consider the approval of Recapitalization Proposal, set a record date of April 25, 1997 for the purpose of determining stockholders who can vote at such special meeting and authorized the Company to file a proxy statement with the Securities and Exchange Commission (the "Commission"), relating to such special meeting.

    Following the Company's filing of its preliminary proxy materials on April 8, 1997 with the Commission, the Commission staff contacted counsel for the Company with respect to the statement in the preliminary proxy materials that only a majority vote of stockholders was required to adopt the Recapitalization Proposal. The Commission staff raised the issue of whether the change of the Company's Common Stock into new voting and non-voting common stock as a result of the Recapitalization Proposal could be properly characterized as an issuance of more than 10% of the outstanding voting securities of the Company to persons, like Mrs. Hach-Darrow, who own in excess of 5% of the Company's voting securities, in exchange for securities, cash or other property. If the Recapitalization Amendment were so characterized, Article Ninth of the Company's Restated Certificate would require the affirmative vote of 80% of the holders of the Company's Common Stock, rather than the majority vote described in the preliminary proxy materials, in order to authorize such an issuance in connection with the Recapitalization Proposal.

    At the Board of Directors' regularly scheduled year-end meeting on April 28, 1997, the Board and the Company discussed the status of the Recapitalization Proposal and the Commission's comments with respect to the Company's filed preliminary proxy materials. The Company's legal advisors advised the Board of Directors that, notwithstanding their belief that the eighty percent standard of Article Ninth would not apply to the vote required to authorize the Recapitalization Proposal, the Company's position would be strengthened if the dual class structure previously discussed and approved by the Board of

Directors were implemented by an alternative method. In addition, management stated the view that it might be desirable in promoting liquidity to have outstanding after implementation of the dual class structure as many shares of each class of common stock as there presently are shares of Common Stock outstanding. After further discussion, the Board of Directors concurred with the position of the Company's legal advisors and management, and authorized the Company's legal advisors to prepare a revised proposal which would implement a dual class structure by means of (i) an amendment to the Company's Restated Certificate which would create a new class of common stock which would be nonvoting (except in certain limited circumstances) and (ii) a subsequent stock dividend of one share of the new class of common stock for each share of Common Stock outstanding.

    On May 19, 1997, the Board of Directors again met telephonically with its legal and financial advisors with respect to the Amendment and the Stock Dividend. The Board of Directors discussed the Amendment and Stock Dividend in detail, including, without limitation, reviewing matters generally described below under "Reasons for the Amendment; Recommendation of the Board of Directors."

    Following these discussions all members of the Board of Directors present at the meeting, including the directors who are neither members of the Hach family nor an officer or employee of the Company (representing a majority of the full Board of Directors), voted to approve the Amendment and recommend it to the Company's stockholders and, upon authorization of the Amendment by the Company's stockholders and the determination by the Board to file the Amendment, to consider authorizing and distributing the Stock Dividend. The Board of Directors then determined to reschedule the special meeting of stockholders to consider the approval of the Amendment until Wednesday, July 23, 1997, to set a new record date of June 12, 1997 for the purpose of determining stockholders who can vote on the authorization of the Amendment at such special meeting, and authorized the Company to file revised preliminary proxy materials with the Commission with respect to the Amendment to be presented to the Company's stockholders at such rescheduled special meeting.

    As a result of the commitment of Company management's time and effort to process of negotiating and consummating the Lawter Block Repurchase, and the proximity of the Annual Meeting, the Board of Directors on June 25, 1997 postponed presentation of the Amendment to the Company's stockholders until the Company's Annual Meeting.

                           REASONS FOR THE AMENDMENT;
                    RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company believes, after careful consideration of the potential advantages and disadvantages of the Amendment, that the Amendment is in the best interest of the Company and its stockholders. The material advantages and disadvantages of the Amendment considered by the Board of Directors are set forth herein. The Board of Directors believes that a capital structure which has two classes of common stock offers a number of potential benefits to the Company and its stockholders, which are described below. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION AUTHORIZING THE AMENDMENT.

    FINANCING AND ACQUISITION FLEXIBILITY. The Board of Directors believes that the management of the Company by members of the Hach family has contributed substantially to the growth and success of the Company and that maintaining the relative voting power of the Hach family is in the best interests of the Company and its stockholders. Because any sales of voting stock by the Company would reduce the Hach family's voting power, the Board of Directors' goal of preserving that voting power has limited the Company's ability to sell or issue stock for financings, acquisitions or other purposes. In addition, the Board of Directors is aware that the Hach family desires at the present time to retain control of the Company and therefore would probably be opposed to the sale or issuance of significant amounts of voting stock by the Company.

    Implementation of the Amendment would provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without diluting the voting power of the Company's existing stockholders, including the Hach family. The Class A Common Stock may also be used, rather than voting Common Stock, for the Company's stock benefit plans. The Company has no present plans to issue additional equity or convertible securities in any acquisition or financing arrangement, although the Company continues to evaluate possible acquisition candidates.

    STOCKHOLDER FLEXIBILITY AND LIQUIDITY. Once the Amendment is effective and the Stock Dividend is distributed, stockholders who desire to maintain their voting positions would be able to do so even if they decide to sell or otherwise dispose of shares of Class A Common Stock (subject to the Class A protection provisions discussed below). The Amendment and Stock Dividend, if it is distributed, thus would give all stockholders, including members of the Hach family, increased flexibility to dispose of a portion of their equity interest in the Company for estate planning or other purposes without affecting their relative voting power. In addition, because stockholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a decrease in their relative voting power, the Amendment may result in increased trading of equity securities of the Company, thereby increasing liquidity. It is anticipated that the voting Common Stock will continue to be listed, and nonvoting Class A Common Stock will be listed, on The NASDAQ Stock Market. The Company is unaware of any current plans or arrangements on the part of the members of the Hach family to sell their Common Stock except for possible sales of Company Common Stocks by Mrs. Hach-Darrow to the Company's ESOP in a manner consistent with past practices.

    CONTINUITY. The adoption of the Amendment would enable the Company to issue Class A Common Stock for financing, acquisition and other purposes without immediate dilution of the voting power of the Company's existing stockholders, although their percentage equity interests would be diluted. The adoption of the Amendment and the Stock Dividend should reduce the risk of disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if the members of the Hach family choose to sell a significant block of Common Stock for diversification, for estate planning purposes or for other reasons. Implementation of the proposal would allow members of the Hach family to continue to exercise control over a substantial portion of the Company's voting power even if members of the Hach family choose to reduce their total equity position significantly, and allow members of the Hach family additional estate planning flexibility to determine the succession of voting control through gifts or bequests of Common Stock. Therefore, the Amendment and, if authorized and distributed, the Stock Dividend should reduce the risk that the Company could, at some future date, be compelled to consider a sale of the Company in an environment that could be dictated to the Company and the Board of Directors by the financial circumstances of the members of the Hach family or by third parties who may be anticipating or speculating about such circumstances.

    KEY EMPLOYEES. The Amendment and, if authorized and distributed, the Stock Dividend should allow all employees of the Company to continue to concentrate on their employment responsibilities without undue concern that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of the Company by members of the Hach family in the future. By reducing these uncertainties, the Amendment and, if authorized and distributed, the Stock Dividend may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class A Common Stock should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without diluting the voting power of existing stockholders.

    BUSINESS RELATIONSHIPS. Implementation of the Amendment and the distribution of the Stock Dividend may enhance the existing and potential business relationships of the Company with suppliers, customers, and other parties who may become concerned about changes in control of the Company in the event the Hach family holdings are diluted.

                CERTAIN POTENTIAL DISADVANTAGES OF THE AMENDMENT

    While the Board of Directors has determined that implementation of the Amendment and the distribution of the Stock Dividend is in the best interests of the Company and its stockholders, the Board of Directors recognizes that the implementation of the Amendment and the distribution of the Stock Dividend may also be considered to have certain disadvantages, including the following and those set forth under "Certain Effects of the Amendment."

    CHANGE OF CONTROL IMPACT. The Hach family currently owns a significant portion of the Common Stock. Historically, the ownership position of the Hach family has prevented third parties from acquiring control of the Company. Practically speaking, no attempt to obtain control of the Company is likely to succeed without the consent of the Hach family. Currently, however, the members of the Hach family can reduce their equity position in the Company only by diluting their ownership of voting stock and increasing the possibility that a third party could gain control of the Company over the objections of the Hach family. Once effective, the Amendment and the Stock Dividend will allow members of the Hach family to continue to exercise voting control even if some or all of them choose to reduce their holdings of shares of Class A Common Stock. As a result, implementation of the Amendment and the distribution of the Stock Dividend is likely to limit the future circumstances in which a sale or transfer of equity by the Hach family could lead to a merger proposal or tender offer that is not acceptable to the Hach family or a proxy contest for the removal of incumbent directors. Consequently, the Amendment and Stock Dividend, if distributed, might reduce the possibility that stockholders of the Company may sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

    STATE STATUTES. Some state securities statutes contain provisions which, due to the existence of the nonvoting Class A Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, assuming, as expected, that the Common Stock will continue to be listed on, and the Class A Common Stock will be listed on The NASDAQ Stock

Market National Market System, the Securities Act of 1933 will provide an exemption from such state regulations for the offering and secondary trading of the Company's equity securities.

    ACQUISITION ACCOUNTING. The Class A Common Stock may not be used to effect a business combination intended to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue shares of Common Stock as the consideration for the combination. As a result, the Company's flexibility with respect to structuring business combinations using Class A Common Stock could be restricted.

    BROKERAGE COSTS; SECURITY FOR CREDIT. As is typical in connection with any stock dividend, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of Common Stock and Class A Common Stock after the Stock Dividend, if distributed, assuming transactions of the same dollar amount, because of the increased number of shares involved.

    The Company does not expect that the adoption of the Amendment and the Stock Dividend, if distributed, will affect the ability of holders to use the Common Stock or Class A Common Stock as security for the extension of credit by financial institutions, securities brokers, or dealers.

    INVESTMENT BY INSTITUTIONS. Implementation of the Amendment and the distribution of the Stock Dividend may affect the decision of certain institutional investors that would otherwise consider investing in or retaining the Common Stock. The holding of nonvoting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company is not aware of the effect, if any, the implementation of the Amendment will have on the continued holdings of those institutional investors who currently own Common Stock.

                  DESCRIPTION OF THE CLASS A COMMON STOCK AND
                                THE COMMON STOCK

    As indicated above, the Amendment will create the Class A Common Stock as a new class of common stock which will be nonvoting except under the limited circumstances described below. The rights, powers and limitations of the Class A Common Stock and the Common Stock are set forth in full in the proposed Article Fourth of the Company's Restated Certificate of Incorporation. The full text of Article Fourth as proposed to be amended and restated is set forth as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A.

    GENERAL. Except as otherwise required by the Delaware General Corporation Law ("DGCL") or as otherwise provided in the Company's Amended Restated Certificate, each share of Class A Common Stock and each share of Common Stock have identical powers, preferences and rights in all other respects. There are no redemption or sinking fund provisions applicable to the Class A Common Stock or the Common Stock. Holders of Class A Common Stock and Common Stock are not subject to further calls or assessments by the Company. All outstanding shares of Class A Common Stock and Common Stock, when validly issued, will be fully paid and non-assessable.

    VOTING. The holders of shares of Common Stock are entitled to one vote on any matter to be voted on by the stockholders of the Company. There is no provision in the Company's Amended Restated Certificate permitting cumulative voting. The holders of shares of Class A Common Stock are not entitled to vote on any matter to be voted on by the stockholders of the Company, except as required under the DGCL or the Company's Amended Restated Certificate.

    Under the Amended Restated Certificate and the DGCL, only the affirmative vote of the holders of a majority of the outstanding shares of Common Stocks entitled to vote will be required to amend the Restated Certificate or to authorize additional shares of Class A Common Stock or Common Stock; and the affirmative vote of the holders of a majority of the outstanding shares of the Common Stocks entitled to vote will be required to approve any merger or consolidation of the Company with or into any other corporation or sale of substantially all its assets or to approve the dissolution of the Company, subject to the provisions of Article Ninth of the Company's Restated Certificate that requires approval by the vote of the holders of at least 80% of the outstanding voting capital stock of the Company in those circumstances described below under "Certain Effects of the Amendment--Effect on Fair Price Provision.". Except under limited circumstances described below, the holders of the Common Stock will elect the entire Board of Directors. In addition, as permitted under the DGCL, the Amended Restated Certificate will provide that the number of authorized shares of either class may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote.

    Under the DGCL, the holders of Class A Common Stock will be entitled to vote on proposals to change the par value of the Class A Common Stock or to alter or change the powers, preferences or special rights of shares of Class A Common Stock, including the Class A Protection Provision, which may affect them adversely. Additionally, the Class A Common Stock will be entitled to certain additional voting rights in those circumstances described below under "Additional Voting Rights of the Class A Common Stock."

    DIVIDENDS AND DISTRIBUTIONS. Each share of Class A Common Stock and Common Stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any and upon liquidation, dissolution, or winding up of the Company, except that (i) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than any dividend or distribution in cash or property on a share of Common Stock, and (ii) dividends or other distributions payable on the Class A Common Stock and Common Stock in shares of capital stock shall be made to all holders of the Class A Common Stock and Common Stock and may be made (a) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Common Stock to the holders of Common Stock, (b) in shares of Class A Common Stock to the holders of Class A Common Stock and to holders of Common Stock, or (c) in any other authorized class or series of capital stock to the holders of Class A Common Stock and Common Stock. In no event will either the Class A Common Stock or Common Stock be split, subdivided, or combined unless the other is proportionately split, subdivided, or combined.

    Although the Board of Directors would have authority under the Amended Restated Certificate to pay dividends and make distributions on the Class A Common Stock in amounts greater than on the Common Stock, the Board of Directors currently intends that future dividends will be paid on both classes on an equal per share basis.

    MERGERS AND CONSOLIDATIONS. Each holder of Class A Common Stock and Common Stock will be entitled to receive the same per share consideration in the event of a merger or consolidation.

    CLASS A PROTECTION. Once the Amendment becomes effective, voting rights disproportionate to equity ownership could be acquired through acquisitions of Common Stock without corresponding purchases of

Class A Common Stock, and the Common Stock could therefore trade at a premium to the Class A Common Stock under certain circumstances. In order to reduce or eliminate the economic reasons for the Common Stock and Class A Common Stock to trade at disparate market prices and to give holders of Class A Common Stock the opportunity to participate in any premium paid in the future for a significant block (15% or more) of the Common Stock by a buyer who has not acquired a proportionate share of Class A Common Stock, the Board of Directors determined that the Amendment would include a "Class A Protection Provision." The Class A Protection Provision might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. As discussed below, there can be no assurance that the Company will in all instances be able to readily identify persons whose holdings subject them to the Class A Protection Provision.

    The Class A Protection Provision provides that if any person or group (other than the Company), acquires beneficial ownership of 15% or more of the then outstanding shares of Common Stock after the Effective Time of the Amendment, and such person or group (a "Significant Stockholder") does not immediately after such acquisition beneficially own an equal or greater percentage of all then outstanding shares of Class A Common Stock, such Significant Stockholder must, within a 90-day period beginning the day after becoming a Significant Stockholder, commence a public cash tender offer as described below to acquire additional shares of Class A Common Stock (a "Class A Protection Transaction"). If a Significant Stockholder does not undertake the required Class A Protection transaction, he would lose the right to vote those shares of Common Stock acquired after the Effective Time. For example, if a stockholder owns 4% of the Common Stock prior to the adoption of the Amendment and thereafter purchases an additional 16% of the Common Stock without purchasing any additional Class A Common Stock, such stockholder will not be allowed to vote the 16% of the Common Stock acquired after the Effective Time of the Amendment unless he commences a tender offer for an additional 16% of the Class A Common Stock at the prescribed price. Alternatively, such stockholder could sell that number of shares equal to 2% of the outstanding Common Stock, thus dropping the percentage of Common Stock acquired by him after the Effective Time of the Amendment to 14%, leaving him with an aggregate of 18% of the Common Stock, all of which he could vote.

    The 15% Common Stock ownership threshold which initially triggers a Class A Protection Transaction may not be waived by the Board of Directors, nor may the Board of Directors amend this threshold in the Amended Restated Certificate without stockholder approval, including under the Amended Restated Certificate, a majority vote of the outstanding Class A Common Stock voting separately as a class.

    In connection with the application of the Class A Protection Provision, the following shares of the Company's Common Stock shall be excluded from any determination of the shares of Common Stock owned by a person or group, but not for the purpose of determining shares outstanding: (i) shares beneficially owned at the Effective Time; (ii) shares acquired by will, by laws of descent and distribution, by gift, or by foreclosure of a bona fide loan; (iii) shares acquired from the Company; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing or reincorporating such person but not for the purpose of acquiring another person); (v) shares acquired in exchange for shares of Class A Common Stock if the Class A Common Stock were acquired by the exchanging party directly from the Company in any stock split or as a dividend on Common Stock; and (vi) shares acquired by or from a qualified employee benefit plan of the Company (collectively the "Excluded Shares").

    In each Class A Protection Transaction, the Significant Stockholder must make a public tender offer to acquire at least that number of additional shares of Class A Common Stock (the "Additional Shares") determined by (i) multiplying the percentage of the number of shares of outstanding Common Stock beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Class A Common Stock outstanding on the date such Person or group became a Significant Stockholder; and (ii) subtracting therefrom the number of shares of Class A Common Stock beneficially owned by such Significant Stockholder on the date such Person became a Significant Shareholder which were acquired after the Effective Time. The Significant Stockholder must acquire all Class A Common Stock validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro-rata number of Class A Common Stock from each tendering holder (based on the number of shares of Class A Common Stock tendered by each tendering stockholder).

    The offer price for any shares of Class A Common Stock required to be purchased by the Significant Stockholder pursuant to this provision would be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any share of Class A Common Stock or Common Stock in the six-month period ending on the date such person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such person or group became a Significant Stockholder is not more than six months following the Effective Time); (ii) the highest reported sale price of a share of Class A Common Stock or Common Stock on The NASDAQ Stock Market National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such person or group became a Significant Stockholder; or (iii) the highest reported sale price for a share of Class A Common Stock or a share of Common Stock on The NASDAQ Stock Market National Market System (or such other securities exchange or quotation system constituting the principal trading market for such shares) on the business day preceding the date the Significant Stockholder commences the required tender offer.

    A Class A Protection Transaction would also be required of any Significant Stockholder that acquires an additional amount of Common Stock equal to or greater than the next higher multiple of 5% (e.g., 20%, 25%, 30%, etc.) of the outstanding Common Stock (excluding Excluded Shares) after the Effective Time if such Significant Stockholder does not then own an equal or greater percentage of all then outstanding Class A Common Stock that such Significant Stockholder acquired after the Effective Time. Such Significant Stockholder would be required to make a public cash tender offer to buy that number of Additional Shares determined in accordance with the formula set forth above in the second preceding paragraph at the offer price described in the immediately preceding paragraph, even if a previous Class A Protection Transaction resulted in fewer shares of Class A Common Stock being tendered than the Significant Stockholder was required to offer to purchase in the previous offer.

    The requirement to engage in a Class A Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares the Significant Stockholder was required to offer to purchase. If any Significant Stockholder fails to make the required tender offer, or to purchase shares validly tendered (after proration, if any), the voting rights of all Common Stock owned by such Significant Stockholder and acquired after the Effective Time will be automatically suspended until consummation of an offer as required by the terms of the Class A Protection feature or until divestiture of the excess Common Stock that triggered the tender offer requirement. To the extent that the voting power of any Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

    Neither the Class A Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage ownership of Common Stock resulting solely from a change in the total number of shares of Common Stock outstanding. All calculations with respect to percentage ownership of outstanding shares of either class of Common Stock shall be based upon the number of outstanding shares reflected in either the records of or a certificate from the Company's stock transfer agent or reported in the last to be filed of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or definitive proxy statement.

    Since the definition of Significant Stockholder is based on the beneficial ownership percentage of Common Stock acquired after the Effective Time of the Amendment, a person or group who is a stockholder of the Company at the Effective Time will not become a Significant Stockholder unless such person or group acquires an additional 15% of the then outstanding Common Stock, regardless of the number of shares of Common Stock owned prior to the Effective Time of the Amendment. For purposes of the Class A Protection feature, the terms "beneficial ownership" and "group" generally have the same meanings as used in Regulation 13D promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), subject to certain exceptions set forth therein.

    The Class A Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group acquires a proportionate percentage of the Class A Common Stock, undertakes a Class A Protection Transaction or incurs the suspension of the voting rights of the Common Stock as provided by the Class A Protection feature. If a Class A Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical number of Class A Common Stock. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Class A Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "Certain Potential Disadvantages of the Amendment--Change of Control Impact." However, by restricting the ability of an acquiror to acquire a significant interest in the Common Stock by paying a "control premium" for such shares without acquiring, or paying a similar premium for, Class A Common Stock, the Class A Protection feature is designed to help reduce or eliminate any discount on either of these classes of Common Stocks.

    There can be no assurance that the Company will be able to readily identify a person or group as a Significant Stockholder. Although the Exchange Act requires persons or groups holding 5% or more of the Common Stock or the Class A Common Stock to file reports with the Commission and the Company specifying the level of their ownership, there can be no assurance that a person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Class A Protection feature may be difficult to enforce.

    ADDITIONAL VOTING RIGHTS OF CLASS A COMMON STOCK. Neither the Common Stock nor the Class A Common Stock will be convertible into another class of common stock or any other security of the Company. However, the holders of outstanding Class A Common Stock will be entitled to one vote per share of Class A Common Stock on all matters presented to the stockholders of the Company automatically
(i) at any time when the number of outstanding shares of Common Stock falls below 10% of the aggregate number of outstanding Common Stock and Class A Common Stock; and (ii) upon resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either the Common Stock or Class A Common Stock or both, are excluded from trading on The NASDAQ Stock Market National Market System and other comparable quotation systems then in use, and are excluded from trading by the New York Stock Exchange, American Stock Exchange and all other principal national securities exchanges then in use. Upon any such change, the voting interests of the holders of outstanding

Common Stock would be diluted. In addition, to the extent that the market price of the Common Stock is higher or lower than the market price of the Class A Common Stock immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change.

    PREEMPTIVE RIGHTS. None of the Common Stock or the Class A Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's shares.

    TRANSFERABILITY; TRADING MARKET. Like the Common Stock, the Class A Common Stock will be freely transferable. The Common Stock is currently listed on The NASDAQ Stock Market and the Company is filing an application with The NASDAQ Stock Market to list the Class A Common Stock. It is expected that the Common Stock will continue to be, and the Class A Common Stock will be, approved for quotation on The NASDAQ Stock Market National Market System.

    INCREASE IN AUTHORIZED CAPITAL STOCK. The current Restated Certificate of Incorporation of the Company authorizes 25,000,000 shares of Common Stock. The Amendment would increase the authorized number of shares of Common Stocks to 45,000,000, consisting of 20,000,000 shares of Class A Common Stock and 25,000,000 shares of Common Stock. After the effectiveness of the Amendment and the Stock Dividend, approximately 11.4 million shares of each of the Common Stock and Class A Common Stock would be issued and outstanding. Additional Common Stock and Class A Common Stock would therefore be available for issuance from time to time in the future for any proper corporate purpose, including public and private equity offerings, stock splits, stock dividends, acquisitions, stock option plans, and funding of employee benefit plans. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares of Common Stocks authorized pursuant to the Amendment unless applicable laws or regulations would require such approval in a given instance. The future issuance by the Company of shares of Common Stock and Class A Common Stock may dilute the equity ownership position of current holders of Common Stock and Class A Common Stock.

    The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Stocks available for possible future financings, acquisition transactions, and other general corporate purposes. Having such additional authorized shares of Common Stocks available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. At the date hereof, other than pursuant to the stock incentive plans of the Company described below, the Company has no existing agreements, understandings or plans for the issuance of additional shares of Common Stocks. Unissued shares of Common Stocks could be issued in circumstances that would serve to preserve control of the Company's then existing management. Absent the special circumstances described above, the Company's Amended Restated Certificate would permit the holders of a majority of the outstanding Common Stock voting as a single class to amend the Amended Articles to increase the number of authorized shares of any class of Common Stocks; the holders of Class A Common Stock would have no right to participate in any such vote.

    STOCKHOLDER INFORMATION. The Company would deliver to the holders of Class A Common Stock the same proxy statements (without proxies except as required by law), annual reports and other information and reports as it delivers to holders of Common Stock.

                        CERTAIN EFFECTS OF THE AMENDMENT

    EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. Because the Amendment does not affect the number of issued shares of Common Stock and because the Stock Dividend, if distributed as planned, would be made in proportion to the number of shares of Common Stock owned on the Stock Dividend Record Date by each stockholder, the relative ownership interest and voting power of each record holder of Common Stock would be unaffected by the Stock Dividend. Consequently, assuming that the members of the Hach family retain their shares of Common Stock, the Amendment and the Stock Dividend will not alter the Hach family's majority voting position in the Company.

    Stockholders who sell their Common Stock after the Stock Dividend Record Date would lose a greater amount of voting power in proportion to equity than they would have prior to such time. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Common Stock and retain the benefits of the voting power attached to such Common Stock.

    As of the date of this Proxy Statement members of the Hach family owned an aggregate of approximately 4.9 million shares or 59.6% of the Common Stock of the Company. Accordingly, the Hach family will receive an aggregate of approximately 4.9 million shares of Class A Common Stock as a result of the Stock Dividend.

    If the Hach family, following the Stock Dividend, if distributed as planned, were to sell all of the shares of Class A Common Stock received as a result of the Stock Dividend, the Hach family would still have approximately 59.6% of the voting power assuming no other change. The foregoing is for illustrative purposes only and is in no way intended to suggest that the Hach family has any intention of selling any or all of its shares of Class A Common Stock or Common Stock following the Stock Dividend, if it is distributed. The Company has been advised that it is the present intention of members of the Hach family to hold their shares of Common Stock and to dispose of shares of Class A Common Stock if they were to dispose of any shares.

    EFFECT ON MARKET PRICE. The market price of shares of Class A Common Stock and Common Stock after the Stock Dividend, if distributed as planned, will depend, as before the effectiveness of the Amendment and the Stock Dividend, on many factors, including among others, the future performance of the Company, general market conditions, and conditions relating to companies similar to the Company in its business and industry in general. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Common Stock will trade following the effectiveness of the Amendment and the distribution of the Stock Dividend or whether one class will trade at a premium over the other class. The Company anticipates that any differential between the trading prices of the Common Stock and Class A Common Stock will be modest, but there can be no assurance as to the trading prices of either of them. On July 21, 1997 (the last day on which a trade was made prior to July 24, 1997), the closing sale price of the Common Stock as reported on The NASDAQ Stock Market was $21.50. As a result of the Stock Dividend, if it is distributed, the market price of each of the Common Stock and Class A Common Stock is expected to be approximately half the market price of the Common Stock immediately prior to the distribution of the Stock Dividend. However, there can be no assurance that the Stock Dividend, or future issuances of either Common Stock or Class A Common Stock will not result in a reduction of the market price of the Company's Common Stocks or adversely affect the liquidity of the Company's Common Stocks. If the market price of the Class A Common Stock were to drop significantly below the price of the Common

Stock, the potential benefits of the Amendment with respect to flexibility for financings by the Company or resales by the stockholders may be limited.

    It is possible that either the Class A Common Stock or Common Stock may trade from time to time at a premium to the other. The Class A Protection Provision and the flexibility afforded by the provision permitting the Board of Directors, in its discretion, should it so determine in the future to declare larger dividends on the Class A Common Stock are expected to reduce somewhat the reasons for the Common Stock to trade at a premium compared to the Class A Common Stock. Should a premium on either the Class A Common Stock or the Common Stock develop, the Amendment permits the Board of Directors to issue and sell authorized but unissued shares of either the Class A Common Stock or the Common Stock even if the consideration which could be obtained by issuing or selling shares of the other class may be greater. The Amendment also expressly permits the Board of Directors to purchase shares of either the Class A Common Stock or the Common Stock even if the consideration which would be paid for shares of another class may be less.

    Because the market price of the Common Stock is expected to be approximately one-half of its price prior to the Stock Dividend (if it is distributed as planned), it will be possible to acquire more voting Common Stock for a given amount of consideration after the Stock Dividend. Therefore, subject to the requirement to purchase a proportionate amount of Class A Common Stock under certain circumstances pursuant to Class A Protection provision discussed above, the Amendment and Stock Dividend, if distributed as planned would permit stockholders, including the Hach family, to increase their relative voting control at a lower cost. The Hach family has advised the Company that it has no present plans to acquire any additional shares of Common Stock after the Stock Dividend, if distributed as planned.

    TRADING MARKET. Upon effectiveness of the Amendment, approximately 8.2 million shares of Common Stock will also be issued and outstanding. If the Stock Dividend is distributed as planned, approximately 8.2 million shares of Class A Common Stock will be issued and outstanding. To minimize dilution of voting power to existing stockholders, the Company is more likely to issue additional shares of Class A Common Stock than Common Stock in the future to raise equity capital, finance acquisitions, or fund employee benefit plans. Furthermore, members of the Hach family are more likely to dispose of Class A Common Stock over time rather than Common Stock. Any such issuance of additional Class A Common Stock by the Company or dispositions of Class A Common Stock by members of the Hach family or other major stockholders may serve to further increase market activity in the Class A Common Stock relative to the Common Stock. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Stock and Common Stock.

    BENEFIT PLANS. The incentive stock plans of the Company that will be affected by the Amendment are the (i) 1993 Employee Stock Option Plan (the "Employee Option Plan"), (ii) 1995 Non-Employee Directors Stock Plan (the "Director Option Plan"), (iii) the Employee Stock Ownership Plan (the "ESOP"),
(iv) the Employee Stock Purchase Plan (the "Stock Purchase Plan") and (v) the Employees' Profit Sharing Plan (the "Profit Sharing Plan").

    With respect to the Employee Option Plan and the Director Option Plan (the "Option Plans"), outstanding options will be adjusted appropriately to reflect the Amendment and the Stock Dividend. In addition, the Board of Directors anticipates amending the Option Plans to provide that options granted thereunder after the Effective Time may relate solely to Common Stock, solely to Class A Common Stock, or to a combination of the two, at the discretion of the committee administering such plan, and will adjust the shares of Common Stocks reserved for issuance under the Option Plans accordingly.

    The Board of Directors anticipates amending the Stock Purchase Plan to provide that all purchases under the Stock Purchase Plan for the offering periods beginning after the Effective Time will be for shares of Class A Common Stock.

    As with any stockholder of the Company, if the Stock Dividend is distributed, the ESOP and the Profit Sharing Plan will receive one share of Class A Common Stock for each share of Common Stock it holds as of the Stock Dividend Record Date. As of July 10, 1997, the ESOP held an aggregate of 692,489 shares of Common Stock, and the Profit Sharing Plan held an aggregate of 128,567 shares of Common Stock. In addition, the Board of Directors anticipates amending the Profit Sharing Plan to authorize the Company to make its required matching contributions under the 401(k) component of the Profit Sharing Plan solely in Common Stock, solely in Class A Common Stock, or in a combination of the two, at the discretion of the Plan trustees.

    BOOK VALUE AND EARNINGS PER SHARE. Although the interest of each stockholder in the total equity of the Company will remain unchanged as a result of the Stock Dividend, if it is distributed, the issuance of the Class A Common Stock pursuant to the Stock Dividend will, like any stock dividend, cause the book value and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. Although effected in the form of a dividend, for accounting purposes, the Stock Dividend, if it is distributed, will be treated as a two-for-one stock split effected in the form of a stock dividend.

    EFFECT ON FAIR PRICE PROVISION. Article Ninth of the Company's Restated Articles, which was adopted in 1977, requires, subject to certain exceptions, the affirmative vote of the holders of at least 80% of all outstanding shares of capital stock of the Company entitled to vote on all matters that may come before a meeting of stockholders in order to (i) effect a merger or consolidation of the Company or any subsidiary with or into another corporation or (ii) authorize the sale, lease, exchange or other disposition by the Company or any subsidiary of all or a substantial part of the assets of the Company or any subsidiary to any corporation, person or entity or (iii) authorize the Company or its subsidiary to issue or transfer more than 10% of the Company's outstanding voting securities or any securities of any subsidiary to any other corporation, person or entity in exchange for securities, cash or other property, if, in any of the above cases, such other corporation, person or entity including its affiliates and associated persons, is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Company entitled to vote on all matters that may come before such meeting of stockholders (an "Interested Party"). The requirement for approval by an 80% vote is not applicable to any of the above referenced transactions if (i) the Board of Directors by resolution has approved a memorandum of understanding with the other party substantially consistent with such transaction prior to the time such party became a holder of more than 5% of the capital stock of the Company or (ii) the Company or any subsidiary is at the time of the consummation of such transaction is the beneficial owner of (x) a majority, by vote, of the outstanding shares of all classes of capital stock entitled to vote in elections for directors of such other corporation or (y) a majority by voting interest in the other entity when the transaction is consummated. Once the Amendment is effective, the provisions of Article Ninth will continue to be generally applicable to those transactions, and in the manner, described in Article Ninth, except that, unless the Class A Common Stock becomes entitled to the additional voting rights described above, (i) holders of Class A Common Stock will not be entitled to vote on the approval of a proposed transaction with an Interested Party and (ii) a person's ownership of Class A Common Stock will not be counted in determining whether such person is an "Interested Party" under Article Ninth.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of certain U.S. federal income tax consequences to the stockholders of the Company resulting from the distribution of Class A Common Stock to the holders of Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The following discussion assumes that the stockholders hold their Common Stock as a capital asset. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations resulting from the distribution of Class A Common Stock to the holders of Common Stock. The following discussion also does not address the tax consequences resulting from the distribution of Class A Common Stock to the holders of Common Stock under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of stockholders of the Company, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations, financial institutions and stockholders that acquired Common Stock upon the exercise of compensatory stock options or otherwise as compensation. No ruling on the federal, state or local tax considerations resulting from the distribution of Class A Common Stock to holders of Common Stock has been requested or is expected from the Internal Revenue Service or any other taxing authority. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE DISTRIBUTION OF CLASS A COMMON STOCK TO HOLDERS OF COMMON STOCK INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

    A holder of Common Stock will recognize no income, gain or loss on the receipt of Class A Common Stock from the Company. In addition, the Company will recognize no income, gain or loss on the distribution of Class A Common Stock to the holders of Common Stock.

    A stockholder's aggregate tax basis in its Common Stock will be allocated between its Class A Common Stock and its Common Stock in proportion to the fair market value of each share of Class A Common Stock and Common Stock at time of the distribution of the Stock Dividend. If a stockholder acquired its shares of Common Stock in different lots at different prices, the basis of the shares of Class A Common Stock received will be calculated separately with respect to each lot of Common Stock on which Class A Common Stock is received, provided such stockholder takes adequate steps to identify the shares of Class A Common Stock received with respect to the different lots of Common Stock. A stockholder's holding period for its Class A Common Stock will include such a stockholder's holding period for its Common Stock.

    A shareholder will recognize no income, gain or loss upon becoming entitled to one vote per share of Class A Common Stock on all matters presented to shareholders pursuant to the additional voting rights feature described above. The tax basis and holding of the shares of Class A Common Stock will be unchanged.

    SECURITIES ACT OF 1933. No "offer," "offer to sell," "offer for sale," or "sale" of a security within the meaning of Section 2(3) of the Securities Act and Rule 145 thereunder will occur as a result of the Amendment. In addition, the Stock Dividend, if distributed as planned, will not involve a "sale" of a security under the Act or Rule 145. Consequently, the Company is not required to register and has not registered the Class A Common Stock under the Act.

    Because the Amendment and Stock Dividend do not constitute a "sale" of the Class A Common Stock, stockholders would not be deemed to have acquired such shares separately from the Common Stock for purposes of the Securities Act and Rule 144 thereunder. Class A Common Stock held immediately upon effectiveness of the Amendment and the Stock Dividend, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Common Stock without registration under the Securities Act. Affiliates of the Company, including certain members of the Hach Family, and holders of "restricted" shares would continue to be subject to the restrictions specified in Rule 144 under the Securities Act with respect to sales of shares of Class A Common Stock and Common Stock.

    THE NASDAQ STOCK MARKET CRITERIA. The Common Stock is currently traded on The NASDAQ Stock Market National Market System and application is being made to trade the Class A Common Stock on The NASDAQ Stock Market National Market System. The NASDAQ Stock Market has advised the Company that the issuance of nonvoting Class A Common Stock pursuant to the Amendment and the Stock Dividend would not violate the rules and regulations of The NASDAQ Stock Market and would be permitted thereunder. The Company presently anticipates that the Common Stock will remain approved for trading, and the Class A Common Stock will be approved for trading, on The NASDAQ Stock Market.

    SUBSEQUENT AMENDMENTS. The Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its stockholders, to adopt any future amendments to the Amended Restated Certificate for the purpose of further changing the Company's capital structure or for any other lawful purpose.

                          INTERESTS OF CERTAIN PERSONS

    Members of the Hach Family have an interest in the implementation of the Amendment and Stock Dividend because, as noted above, they may retain their current majority control of the Company, even if they dispose of some or all of the Class A Common Stock received by them as a result of the implementation of the Amendment and Stock Dividend, if it is distributed. Also, as a result of the Amendment and Stock Dividend, members of the Hach Family will be able to increase their voting power without increasing their equity investment by selling Class A Common Stock and by purchasing Common Stock with the proceeds (subject to the Class A Protection provision). In addition, Kathryn Hach-Darrow, Bruce J. Hach and Gary R. Dreher are members of the Company's senior management, as well as members of the Board of Directors. The Company is not aware of any current plans of members of the Hach family or senior management to acquire any additional shares of the Company's Common Stocks after the Effective Time of the Amendment and the Stock Dividend (except to the extent such individuals may participate in director and employee incentive and benefit plans of the Company). For information related to the stock ownership of certain members of the Hach family and the Company's officers and directors, see "Stock Ownership of Certain Beneficial Owners."

             SELECTED TRADING ACTIVITY, MARKET PRICES AND DIVIDENDS

    The Company's Common Stock is traded on The NASDAQ Stock Market (symbol:
HACH). The average daily trading volume for each quarter of the fiscal year ended April 30, 1997, and the range of daily high and low last sale prices of the Common Stock for the periods as reported by The National Quotations Bureau, Inc., are as follows:

                                                                                                     LAST SALE PRICE
                                                                                   AVERAGE DAILY   --------------------
FISCAL YEAR ENDED APRIL 30, 1997                                                      VOLUME         HIGH        LOW
--------------------------------------------------------------------------------  ---------------  ---------  ---------
First Quarter...................................................................         2,450     $   17.50  $   14.50
Second Quarter..................................................................         2,080     $   20.00  $   14.88
Third Quarter...................................................................         1,580     $   19.00  $   16.25
Fourth Quarter..................................................................         1,908     $   19.75  $   14.50

------------------------

    As of July 21, 1997, there were approximately 800 holders of record of the Company's Common Stock and the closing sales price of the Common Stock on that date as reported on The NASDAQ Stock Market was $21.50.

    During the fiscal year ended April 30, 1997, the Company declared cash dividends of $.06 cents per share for each fiscal quarter. During the fiscal year ended April 30, 1996, the Company declared cash dividends of $.05 cents per share for each of the first two fiscal quarters and $.06 per share for each of the third and fourth fiscal quarters.

                                    EXPENSES

    The costs of proceeding with the Amendment (such as transfer agent's fees, printing and mailing costs, legal fees, financial advisory fees, and The NASDAQ Stock Market fees) are estimated to be approximately $300,000, inclusive of fees of financial and legal advisors.

                                 VOTE REQUIRED

    The affirmative vote of holders of a majority of the outstanding Common Stock is needed to approve the Amendment. Consequently, abstentions and broker non-votes will have the effect of a vote against approval of the Amendment. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the Amendment. AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

                           1998 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1998 Annual Meeting of the Stockholders to be eligible for inclusion in the Company's proxy statement for such meeting, they must be received by the Company at its principal office in Loveland, Colorado prior to April 7, 1998.

                                    GENERAL

    A copy of the Company's 1997 Annual Report to the United States Securities and Exchange Commission on Form 10-K may be obtained without charge by writing to the Company at P.O. Box 389, Loveland, Colorado 80539, attention Mr. Gary R. Dreher, Vice President and Chief Financial Officer.

                                               By Order of the Board of Directors,

                                                       /s/ ROBERT O. CASE
                                            ----------------------------------------
                                                         Robert O. Case,
                                                            SECRETARY

August   , 1997

                                   EXHIBIT A
               ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION
                                OF HACH COMPANY
                     AS PROPOSED TO BE AMENDED AND RESTATED

    FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares which shall be divided into two classes as follows:

    (a) Twenty Million (20,000,000) shares of Class A Common Stock of the par value of one dollar ($1.00) per share; and

    (b) Twenty Five Million (25,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share.

    The Class A Common Stock and Common Stock are hereinafter collectively referred to as the "Common Stocks." The designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the above classes of stock shall be as follows:

    1. RIGHTS. Except as otherwise required by law or as otherwise provided in this Article Fourth, each share of Class A Common Stock and each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

    2. DIVIDENDS. Subject to all of the rights of any class of stock authorized after the effective date of this provision of Article Fourth ranking senior to the Common Stocks as to dividends, dividends may be paid upon the Class A Common Stock and the Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. If and when dividends on the Class A Common Stock and the Common Stock are declared and payable from time to time by the Board of Directors whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and the holders of the Common Stock shall be entitled to share equally, on a per share basis, in such dividends, except that (a) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than a dividend or distribution in cash or property on a share of Common Stock, and (b) dividends or other distributions payable on the Common Stocks in shares of any authorized class or series of capital stock of the Corporation may be made (i) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Common Stock to the holders of Common Stock, (ii) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of Common Stocks.

    3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class of stock authorized after the effective date of this provision of Article Fourth ranking senior to the Common Stocks as to assets shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the Corporation shall be distributed PRO RATA to the holders of both classes of Common Stocks.

    4. MERGER AND CONSOLIDATION. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of

Class A Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Common Stock in such merger or consolidation.

    5.  VOTING.

        (a) Except as otherwise expressly provided with respect to any other class of stock and except as otherwise may be required by law or this certificate, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as expressly provided in this certificate and except as otherwise required by law, the Class A Common Stock shall have no voting rights.

        (b) The Class A Common Stock shall be entitled to vote separately as a class only with respect to (i) proposals to change the par value of the Class A Common Stock, (ii) other amendments to this certificate that alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely, and (iii) such other matters as may require class voting under the Delaware General Corporation Law.

        (c) The number of authorized shares of Class A Common Stock and Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stocks entitled to vote.

    6. STOCK SPLITS. The Corporation may not split, divide or combine the shares of either class of Common Stocks unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of the other class of Common Stocks in the same proportion and manner.

    7. NO PRE-EMPTIVE RIGHTS. No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

    8.  ISSUANCES AND REPURCHASES OF COMMON STOCKS.

        (a) The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

        (b) The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

        (c) For purposes of this subsection 8 of this Article Fourth, the term "persons" means a natural person, company, government, or any political subdivision, agency or instrumentality of a government, or other entity.

    9.  CLASS A PROTECTION PROVISIONS.

        (a) If, after the time that this Section 9 of Article Fourth becomes effective (the "Effective Time"), a Person or group, each as defined in
    Section 9(j) of this Article Fourth, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding shares of Common Stock and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of the Class A Common Stock, all of which Class A Common Stock must have been acquired by such Significant Stockholder after the Effective Time, such Significant Stockholder must, within a ninety (90) day period beginning the day after becoming a Significant Stockholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Class A Common Stock as provided in this Section 9 of Article Fourth (a "Class A Protection Transaction").

        (b) In each Class A Protection Transaction, the Significant Stockholder must make a public tender offer to acquire that number of additional shares of Class A Common Stock determined by (i) multiplying the percentage of the number of outstanding shares of Common Stock beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Class A Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Class A Common Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar events). The Significant Stockholder must acquire all shares validly tendered; or if the number of shares of Class A Common Stock tendered to the Significant Stockholder exceeds the number of shares required to be acquired pursuant to this Section 9(b), the number of shares of Class A Common Stock acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered by all tendering holders.

        (c) The offer price for any Class A Common Stock required to be purchased by the Significant Stockholder pursuant to Section 9 of this Article Fourth shall be the greatest of (i) the highest price per share paid by the Significant Stockholder for any Common Stock or Class A Common Stock during the six month period ending on the date such Person or group became a Significant Stockholder (or such shorter period if the date such Person or group became a Significant Stockholder is not more than six months following the Effective Time), (ii) the highest reported sale price of Common Stock or Class A Common Stock on the National Association of Securities Dealers Automated Quotation System--National Market System ("NASDAQ/NMS") during the last five days that the Corporation's shares were traded prior to the Effective Time (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Stockholder, and (iii) the highest reported sale price of Common Stock or Class A Common Stock on the NASDAQ/NMS (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Stockholder makes the tender offer required by this Section 9 of this Article Fourth. For purposes of Section 9(d) of this Article Fourth, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Stockholder becomes required to engage in the Class A Protection Transaction for which such calculation is required. In the event that the Significant Stockholder has acquired Common Stock or Class A Common Stock in the six month period ending on the date such Person or group becomes a Significant Stockholder for consideration other than cash, the value of such consideration per share of Common Stock shall be as determined in good faith by the Board of Directors.

        (d) A Class A Protection Transaction shall also be required to be effected by any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of additional Common Stock in an amount equal to or greater than the next higher multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding shares of Common Stock if such Significant Stockholder does not then own an equal or greater percentage of the Class A Common Stock (all of which Class A Common Stock must have been acquired by such Significant Stockholder after the Effective Time). Such Significant Stockholder shall be required to make a public cash tender offer to acquire that number of shares of Class A Common Stock prescribed by the formula set forth in Section 9(b) of this Article Fourth, and must acquire all shares validly tendered or a PRO RATA portion thereof, as specified in such Section 9(b), at the price determined pursuant to Section 9(c) of this Article Fourth, even if a previous Class A Protection Transaction resulted in fewer shares of Class A Common Stock being tendered than the Significant Stockholder was required to offer to purchase in the previous offer.

        (e) If any Significant Stockholder fails to make an offer required by this Section 9 of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Stockholder shall not be entitled to vote any Common Stock beneficially owned by such Significant Stockholder and acquired by such Significant Stockholder after the Effective Time unless and until such requirements are complied with or unless and until all shares of Common Stock causing such offer requirement to be effective are no longer beneficially owned by such Significant Stockholder. To the extent that the voting power of any shares of Common Stock is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Amended Restated Certificate of Incorporation or the Delaware General Corporation Law. The requirement to engage in a Class A Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 9 of this Article Fourth, even if the number of shares tendered is less than the number of shares the Significant Stockholder was required to offer to purchase.

        (f) The Class A Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Common Stock resulting solely from a change in the aggregate amount of Common Stock outstanding, provided that any acquisition after such change which resulted in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding shares of Common Stock (or an additional 5% or more of the number of shares of the Common Stock after the last acquisition which triggered the requirement for a Class A Protection Transaction) shall be subject to any Class A Protection Transaction requirement that would be imposed pursuant to this Section 9 of this Article Fourth.

        (g) In connection with Sections 9(a) through 9(d) of this Article Fourth, the following shares of Common Stock shall be excluded for the purpose of determining the shares of Common Stock beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

            (i) shares beneficially owned by such Person or group at the Effective Time;

            (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Section 9 of Article Fourth or by foreclosure of a bona fide loan;

           (iii) shares acquired upon issuance or sale by the Corporation, including shares issued by the Corporation in a merger or consolidation involving the Corporation or a subsidiary;

            (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected by such Person for the purpose of acquiring another Person);

            (v) shares acquired in exchange for Class A Common Stock by a holder of Class A Common Stock (or by a parent, lineal descendant or donee of such holder of Class A Common Stock who received such Class A Common Stock from such holder) if the Class A Common Stock so exchanged were acquired by such holder directly from the Corporation as a result of a stock split or as a dividend on Common Stock; and

            (vi) shares acquired by a plan of the Corporation qualified under
       Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

        (h) In connection with Sections 9(a) through 9(b) of this Article Fourth, for purposes of calculating the number of shares of Class A Common Stock beneficially owned by any Persons or group:

            (i) Class A Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operation of this Section 9 of this Article Fourth; and

            (ii) only Class A Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class A Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

        (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding Common Stock or Class A Common Stock will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certification from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

        (j) For purposes of this Section 9 of this Article Fourth, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 9(g) and 9(h) of this Article Fourth, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

            (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

            (ii) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

    10. ADDITIONAL VOTING RIGHTS OF CLASS A COMMON STOCK. Each share of Class A Common Stock (whether or not then issued) shall be entitled to vote on all matters presented to the stockholders of the Corporation (i) automatically at the time the number of outstanding shares of Common Stock is less than 10% of the aggregate number of outstanding shares of Common Stock and Class A Common Stock; or (ii) upon resolution of the Board of Directors, if as a result of the existence of the Class A Common Stock, either the Common Stock or Class A Common Stock or both are, or will be, excluded from quotation on NASDAQ/NMS and other comparable quotation systems then in use and are also, or will be, excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use. The Board of Directors shall have the power to determine whether the conditions set forth in clauses (i) or (ii) above have occurred. In making its determination, the Board of Directors may conclusively rely on information and documentation available to it, including but not limited to, information or certification from its stock transfer agent, filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc., or any other national quotation system. The determination of the Board of Directors that the conditions described in either (i) or (ii) have occurred shall be conclusive and binding and the acquisition of voting rights by each share of Class A Common Stock shall remain effective regardless of whether the conditions described in (i) or (ii) have occurred in fact.

PROXY                                PROXY                                PROXY

                                  HACH COMPANY

                ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 9, 1997
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) KATHRYN HACH-DARROW, BRUCE J. HACH and ROBERT O. CASE, and each of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of HACH COMPANY (the "Company"), held of record by the undersigned on Thursday, July 24, 1997, at the Annual Meeting of Stockholders to be held on Tuesday, September 9, 1997, and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement in support of the Board's solicitation of proxies.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTORS IDENTIFIED ON THE REVERSE OF THIS PROXY CARD AND FOR THE APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION IN THE FORM ATTACHED AS EXHIBIT A TO THE PROXY STATEMENT.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE

                  (Continued and to be signed on reverse side)

                                  HACH COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

1. ELECTION OF SEVEN DIRECTORS:
   (INSTRUCTION: To withhold authority for     FOR all the          WITHHOLD
   any individual nominee, strike a line      nominees listed       AUTHORITY
   through the nominee's name in the list    (except as marked   to vote for all
   below)                                    to the contrary).      nominees.
                                                   / /                 / /
   Kathryn Hach-Darrow, Bruce J. Hach,
   Joseph V. Schwan, Fred W. Wenninger,
   John N. McConnell, Linda O. Doty,
   Gary R. Dreher


2. PROPOSAL TO APPROVE THE AMENDMENT OF ARTICLE FOURTH   For   Against   Abstain
   OF THE COMPANY'S RESTATED CERTIFICATE OF              / /     / /       / /
   INCORPORATION IN THE FORM ATTACHED AS EXHIBIT A
   TO THE PROXY STATEMENT.


3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.


Dated: ________________________________, 1997


Signature _____________________________________________


Signature _____________________________________________



PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying prepaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.